Filed Pursuant to Rule 424(b)(2)

File Nos. 333-135006

and 333-135006-03

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Wells Fargo Capital XII 7.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	$1,610,000,000	$63,273

(1)

The filing fee of $63,273 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, the $2,147,858.34 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-123689) filed by Wells Fargo & Company on March 30, 2005 is being carried forward, of which $63,273 is offset against the registration fee due for this offering and of which $317,384.13 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)
File Nos. 333-135006
and 333-135006-03

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 19, 2006)

56,000,000 Capital Securities

Wells Fargo Capital XII

7.875% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

($25 liquidation amount)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

Wells Fargo & Company

Wells Fargo Capital XII, a Delaware statutory trust, will issue the Enhanced TRUPS®, which we refer to as the “capital securities.” Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be the 7.875% junior subordinated deferrable interest debentures due 2068 issued by Wells Fargo & Company, which we refer to as the “junior subordinated debentures.” The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments received on the junior subordinated debentures.

The junior subordinated debentures will mature on March 15, 2068. The junior subordinated debentures will bear interest on their principal amount from March 12, 2008 at the annual rate of 7.875%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2008. We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for one or more consecutive interest periods that do not exceed 20 consecutive quarterly interest periods without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for up to 40 consecutive quarterly interest periods without giving rise to an event of default. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

At our option, the junior subordinated debentures may be redeemed on or after March 15, 2013 in whole or in part and prior to March 15, 2013 in whole but not in part after the occurrence of a tax event, capital treatment event or investment company event, as described herein, in each case at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. The junior subordinated debentures may also be redeemed in whole but not in part prior to March 15, 2013 at a make-whole redemption price after the occurrence of a rating agency event.

The junior subordinated debentures will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Wells Fargo & Company, except for our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI, our guarantees of the capital securities issued by those trusts and any future debt that by its terms is not superior in right of payment to the junior subordinated debentures, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Wells Fargo & Company will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

The trust will apply to have the capital securities listed on the New York Stock Exchange under the symbol “BWF.” If approved for listing, trading is expected to commence within 30 days after the capital securities are first issued.

Investing in the capital securities involves risks. See “ Risk Factors” beginning on page 9.

These securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Capital Security		Total(1)
Public offering price	$25.00	(2)	$1,400,000,000	(2)
Underwriting commissions to be paid by Wells Fargo & Company	$0.7875	(3)	$41,800,000	(3)
Proceeds to Wells Fargo Capital XII	$25.00	(2)	$1,400,000,000	(2)

(1)	The underwriters also may purchase up to an additional 8,400,000 capital securities at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.
(2)	Plus distributions accrued on the capital securities since March 12, 2008, if any.
(3)	Underwriting commissions of $0.7875 per capital security will be paid by Wells Fargo & Company, provided, however, that for sales to certain institutions, the commissions will be $0.5000 per capital security.

We expect to deliver the capital securities to investors only through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about March 12, 2008.

Our affiliates, including Wells Fargo Securities, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Bookrunners

Citi	Merrill Lynch & Co.	Morgan Stanley

Co-Lead Managers

Wells Fargo Securities	UBS Investment Bank	Wachovia Securities

Banc of America Securities LLC	RBC Capital Markets

Bear, Stearns & Co. Inc.	JPMorgan	Lehman Brothers	Raymond James

TRUPS® is a registered service mark of Citigroup Global Markets Inc.

March 5, 2008

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the trust have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the trust, you should not rely on it.

The capital securities are being offered for sale only in places where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and junior subordinated debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 3 of the accompanying prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the accompanying prospectus. This prospectus supplement may also update or supersede information in the accompanying prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the accompanying prospectus.

The Trust and Wells Fargo & Company

Wells Fargo Capital XII, which we refer to as the “trust,” is a Delaware statutory trust. It was created for the purpose of issuing the 7.875% Enhanced TRUPS®, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement and the accompanying prospectus. The trustees of the trust referred to on page 5 of the accompanying prospectus will conduct the business affairs of the trust.

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement, we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

Our principal executive office is located at 420 Montgomery Street, San Francisco, CA 94163. Our telephone number is (866) 249-3302.

The Capital Securities

Each capital security represents an undivided beneficial interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to Wells Fargo. The trust will use the proceeds from those sales to purchase $1,400,010,000 aggregate principal amount of 7.875% junior subordinated deferrable interest debentures due 2068, which are a series of the junior subordinated debt securities referred to in the accompanying prospectus and which we refer to in this prospectus supplement as the “junior subordinated debentures.” Wells Fargo will pay interest on the junior subordinated debentures at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. Distributions will accumulate from March 12, 2008.

The trust will make distribution payments on the capital securities quarterly in arrears, on each March 15, June 15, September 15 and December 15, beginning on June 15, 2008, unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the junior subordinated debentures or the capital securities. However, no interest deferral may extend beyond the maturity date of March 15, 2068 or redemption of the junior subordinated debentures.

If we exercise our right to defer interest payments on the junior subordinated debentures, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the junior subordinated debentures, compounded on each distribution date.

Following the earlier of (i) the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period and (ii) a payment of current interest on the junior subordinated debentures, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Subject to the provisions described in “Summary of Terms of the Capital Securities—Subordination of Common Securities,” the trust will use the proceeds of any repayment or redemption of the junior subordinated debentures to redeem, on a proportionate basis, an equal amount of capital securities and common securities. For a description of our rights to redeem the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current rules of the Board of Governors of the Federal Reserve System (referred to herein collectively with the Federal Reserve Bank of San Francisco, California, or any successor federal bank regulatory agency having primary jurisdiction over us, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described below in “Book-Entry Issuance” and under “Description of Trust Preferred Securities—Book-Entry Form” in the accompanying prospectus.

Listing

The trust will apply to list the capital securities on the New York Stock Exchange and, if approved, it is expected that trading in the capital securities on the New York Stock Exchange will begin within 30 days after the original issue date.

The Junior Subordinated Debentures

The junior subordinated debentures will constitute a series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Wells Fargo under the indenture referred to in the accompanying prospectus. The junior subordinated debentures will mature on March 15, 2068. The junior subordinated debentures will be unsecured and will rank junior to all existing and future “senior debt” of Wells Fargo, and will be effectively subordinated to all liabilities of our subsidiaries. The junior subordinated debentures will rank pari passu with our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI and our guarantees of the capital securities issued by those trusts (the “existing pari passu obligations”). Substantially all of our other existing indebtedness is senior debt (including approximately $2.7 billion of existing junior subordinated debt securities issued in connection with trust preferred securities issued by our other capital trusts). See “Summary of Terms of the Junior Subordinated Debentures” for the definition of “senior debt.”

Interest

The junior subordinated debentures will bear interest at the annual rate of 7.875%. Interest on the junior subordinated debentures will accrue from March 12, 2008. Wells Fargo will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (we refer to these dates as “interest payment dates”), beginning on June 15, 2008. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Certain Payment Restrictions Applicable to Wells Fargo

During any period in which

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not, nor will we permit any of our subsidiaries to, make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the junior subordinated debentures, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we generally may not, nor will we permit any of our subsidiaries to, redeem or purchase any of our securities that rank junior to or pari passu with any securities sold pursuant to the alternative payment mechanism during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the junior subordinated debentures permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the junior subordinated debentures upon our liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the junior subordinated debentures), subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated

Debentures—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, and to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Redemption of Junior Subordinated Debentures

We may elect to redeem any or all of the junior subordinated debentures at any time on or after March 15, 2013 at 100% of their principal amount plus accrued and unpaid interest to the date of redemption as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.” In addition, we may elect to redeem all, but not less than all, of the junior subordinated debentures at any time prior to March 15, 2013 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the capital securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the capital securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Any redemption of the junior subordinated debentures will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, the Federal Reserve’s approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities.

Events of Default

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether on March 15, 2068, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving Wells Fargo & Company (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the junior subordinated debentures (or in certain limited cases long-term indebtedness of our subsidiary, Wells Fargo Bank, National Association) that the junior subordinated debentures and capital securities will not be repaid, redeemed or purchased by us or purchased by any of our subsidiaries on or before March 15, 2048, unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of certain qualifying securities and the market value of certain issuances of common stock during the 180-day period prior to delivery of notice of such repayment or redemption or the date of such purchase. If an event of default resulting in the acceleration of the junior subordinated debentures occurs, the replacement capital covenant will terminate. For purposes of the replacement capital covenant, the term “repay” includes the defeasance by us of the junior subordinated debentures as well as the satisfaction and discharge of our obligations under the indenture with respect to the junior subordinated debentures. Certain provisions of the replacement capital covenant are described under “Replacement Capital Covenant” below.

Wells Fargo’s covenant in the replacement capital covenant will run only to the benefit of the holders of the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the junior subordinated debentures. The initial series of indebtedness benefiting from our replacement capital covenant is our 5.375% Notes due 2035.

Guarantee by Wells Fargo

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, as described under “Risk Factors—The guarantee only guarantees payments on the capital securities if the trust has cash available,” the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the junior subordinated debentures or if we elect to defer payment of interest on the junior subordinated debentures.

As issuer of the junior subordinated debentures, we are also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

RISK FACTORS

Before deciding whether to purchase any capital securities, you should pay special attention to the following risk factors, as well as the risk factors set forth in the accompanying prospectus under “Risk Factors.”

Our obligations to make payments on the junior subordinated debentures and the guarantee are subordinate to our payment obligations under our senior debt.

Our obligations under the junior subordinated debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. Our senior debt includes approximately $2.7 billion of existing junior subordinated debt securities issued in connection with trust preferred securities issued by our capital trusts. See “Summary of Terms of the Junior Subordinated Debentures” for the definition of “senior debt.” As of December 31, 2007, there was approximately $88.6 billion of outstanding senior debt of Wells Fargo, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Wells Fargo was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the indenture. The indenture does not limit the amount of senior debt that we may issue. The junior subordinated debentures will rank pari passu with our existing pari passu obligations.

This means that we cannot make any payments on the junior subordinated debentures or under the guarantee if certain events of default have occurred under our senior debt. In addition, the terms of certain of our outstanding junior subordinated debt securities prohibit us from making any payment of interest on the junior subordinated debentures or under the guarantee and from repaying, redeeming or repurchasing any junior subordinated debentures if there exists an event of default with respect to such outstanding junior subordinated debt securities or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures or under the guarantee.

Interest payments may be made on parity securities even though interest has not been paid on the junior subordinated debentures.

We have issued, and may in the future issue, parity securities as to which during a deferral period on the junior subordinated debentures we are required to make payments of interest that are not made pro rata with payments of interest on the junior subordinated debentures or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the junior subordinated debentures permit us during a deferral period to make any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities and the junior subordinated debentures, subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, and to repay or redeem any security necessary to avoid a breach of the instrument governing the same. The terms of the indenture, the guarantee and the trust agreement with respect to the trust and the capital securities do not limit our ability to issue parity securities.

The junior subordinated debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of Wells Fargo as the source of payment for the junior subordinated debentures and the guarantee.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the junior subordinated debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debentures, you may rely on the property trustee of the trust to enforce the trust’s rights under the junior subordinated debentures or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

We have the right to defer interest for 40 consecutive quarterly interest periods without causing an event of default.

We have the right to defer interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. Although we would be subject to the alternative payment mechanism after the earlier of the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period and the first interest payment date on which we make any payment of current interest, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods without causing an event of default. During any such deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the junior subordinated debentures (and compounded interest thereon) during the deferral period, which may last up to 40 consecutive quarterly interest periods, from any source other than the issuance of common stock and “qualifying warrants” up to the “maximum share number” or “qualifying preferred stock” up to the “preferred stock issuance cap” (each as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, equals 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture. The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the junior subordinated debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue qualifying APM securities notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of deferred distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying APM securities and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and certain other parity securities on a pro rata basis up to the common equity issuance cap (as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) and maximum share number or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of our existing pari passu obligations would also require us to sell common stock or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Payment of deferred interest is subject to approval by the Federal Reserve.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying APM securities pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if the Federal Reserve has disapproved of such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of qualifying APM securities pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of

Federal Reserve disapproval of all or part of the alternative payment mechanism until 40 consecutive quarterly interest periods have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 40 consecutive quarterly interest periods without being required to sell our qualifying APM securities and apply the proceeds to pay deferred interest.

We have the ability under certain circumstances to narrow the definition of qualifying APM securities.

We may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

The indenture limits the number of shares of common stock and the number of shares subject to qualifying warrants that we may sell to pay deferred interest.

The indenture limits the number of shares of our common stock and the number of shares subject to qualifying warrants that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” which will initially be 112 million shares. If the number of shares of our common stock or the number of shares subject to qualifying warrants that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest attributable to the first 20 consecutive quarterly interest periods of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following the commencement of the relevant deferral period. Although we have the right to sell common stock and qualifying warrants if we have reached the common equity issuance cap but have not reached the maximum share number, we have no obligation to do so. See “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.”

Deferral of interest payments could adversely affect the market price of the capital securities.

We currently do not intend to exercise our right to defer payments of interest on the junior subordinated debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the junior subordinated debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the junior subordinated debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the junior subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the junior subordinated debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dissolution of the trust could have negative tax consequences.

We may dissolve the trust at any time. Upon dissolution of the trust, junior subordinated debentures may be distributed to the holders of the capital securities, as described under “Description of Trust Preferred Securities—Redemption or Exchange” in the accompanying prospectus. Under current U.S. federal income tax law, and assuming, as expected, that the trust is treated as a grantor trust, such a distribution of junior subordinated debentures to you should not be a taxable event. However, if the trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the junior subordinated debentures to you may be a taxable event.

We may redeem the junior subordinated debentures before March 15, 2013 if there is a challenge to their tax characterization or certain other events occur.

We may redeem any or all of the junior subordinated debentures at any time on or after March 15, 2013 and we may elect to redeem all, but not less than all, of the junior subordinated debentures before March 15, 2013 if certain changes occur relating to the capital treatment or tax treatment of the capital securities, the investment company laws or the rating agency credit accorded to the capital securities. The redemption price will equal 100% of the principal amount of the junior subordinated debentures plus accrued and unpaid interest to the date of redemption in the case of a redemption after the occurrence of a capital treatment event, investment company event or tax event and a make-whole redemption price in the case of a redemption after the occurrence of a rating agency event. An IRS pronouncement or threatened challenge affecting the tax treatment of the junior subordinated debentures could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the junior subordinated debentures, changes or proposed changes in the treatment of the junior subordinated debentures for Federal Reserve capital adequacy purposes and changes resulting in the treatment of the trust as an “investment company” could result in the junior subordinated debentures being redeemed earlier than would otherwise be the case. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a further description of these events and the method of determining the make-whole redemption price that applies in the case of a redemption after the occurrence of a rating agency event.

If the capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

Our right to redeem the junior subordinated debentures prior to March 15, 2048 is limited by the replacement capital covenant.

The replacement capital covenant described under “Replacement Capital Covenant” will limit our right to redeem or purchase the junior subordinated debentures prior to March 15, 2048. In the replacement capital covenant, we covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the junior subordinated debentures or, in certain limited cases, holders of a designated series of indebtedness of Wells Fargo Bank, National Association, that neither we nor any of our subsidiaries will repay, redeem or purchase the junior subordinated debentures or the capital securities unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during the 180-day period prior to the delivery of notice of such repayment or redemption or the date of such purchase we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities, the terms of which are set forth in the replacement capital covenant. Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the junior subordinated debentures or the capital securities be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we have not satisfied this requirement.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any junior subordinated debentures, whether voluntary or not, a holder of junior subordinated debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid (including compounded interest thereon) and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, including the limitation on the source for payments of deferred interest and the restrictions imposed in connection with any optional deferral of interest payments, are limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by Wells Fargo. However, if an event of default occurs with respect to the junior subordinated debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

You will not always be able to directly enforce your rights against us if an event of default occurs.

If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the trust agreement occurs because of our failure to pay when due interest on or the principal of the junior subordinated debentures.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition not previously included in income, even though the amount you receive for your capital securities may not fully reflect the value of such accrued but unpaid interest.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

Changes in demand for capital securities could adversely affect the market price of the capital securities.

Neither we nor the trust can assure you as to the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the junior subordinated debentures, demand for the junior subordinated debentures may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

Prior to this offering, there has been no public market for the capital securities. The trust will apply to have the capital securities listed on the New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes.

The junior subordinated debentures are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the junior subordinated debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the junior subordinated debentures were recharacterized as our equity, payment on the capital securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

WELLS FARGO CAPITAL XII

The trust is a statutory trust created under Delaware law in 2004. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Trusts” in the accompanying prospectus. The trust will be governed by the trust agreement to be signed by Wells Fargo, as depositor, The Bank of New York Trust Company, N.A., as property trustee, Wilmington Trust Company, as Delaware trustee, and the administrative trustees named in the trust agreement. The trust will have a term of approximately 60 years.

Wells Fargo & Company will own common securities of the trust in an aggregate liquidation amount equal to $10,000.

The trust will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

WELLS FARGO & COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement, we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

Our principal executive office is located at 420 Montgomery Street, San Francisco, CA 94163. Our telephone number is (866) 249-3302.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debentures we issue to the trust as a liability and the amount we invest in the trust’s common securities as an asset. The interest paid on the junior subordinated debentures will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF THE CAPITAL SECURITIES

The capital securities are issuable in denominations of $25 and integral multiples thereof and represent undivided beneficial interests in the assets of the trust and are “trust preferred securities,” as described in the accompanying prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the trust preferred securities contained in the accompanying prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-135006) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”). The Bank of New York Trust Company, N.A. will act as property trustee under the trust agreement.

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($25) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed. If capital securities are not in book-entry form, the record date will be the first day of the month prior to the month in which the relevant distribution date occurs.

The period beginning on and including March 12, 2008 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods, as described under “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” below, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect on the junior subordinated debentures, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement and the accompanying prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem the junior subordinated debentures, in whole or in part, the property trustee will use the proceeds of that redemption to redeem a total amount of capital securities and common securities equal to the amount of junior subordinated debentures redeemed or repaid. Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures and the capital securities.

The redemption price per security will equal the applicable redemption price attributable to $25 principal amount of the junior subordinated debentures calculated as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding, except as otherwise provided under “Description of Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a description of the redemption terms of the junior subordinated debentures.

Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of junior subordinated debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Book-Entry Issuance” below and “Description of Junior Subordinated Debt Securities—Registration, Denomination and Transfer” in the accompanying prospectus.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, the distribution of the junior subordinated debentures by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust” below.

Liquidation Value

Upon liquidation of the trust, you would be entitled to receive $25 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of junior subordinated debentures, subject to specified exceptions. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution” in the accompanying prospectus.

Subordination of Common Securities

The trust will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is a payment default under the indenture, the trust will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus.

Events of Default under Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of Trust Preferred Securities—Events of Default; Notice” in the accompanying prospectus.

A default in the payment of interest, including compounded interest, in full on any junior subordinated debenture for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period entitles the property trustee, as sole holder of the junior subordinated debentures, to declare the junior subordinated debentures due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Events of Default” below, as well as “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice” and “Relationship among Trust Preferred Securities, Corresponding Junior Subordinated Debt Securities and Guarantees” in the accompanying prospectus.

Voting Rights

Except as described under “Description of Junior Subordinated Debt Securities—Modification of Junior Subordinated Indenture,” “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement” and “Description of Guarantees—Amendments and Assignment” in the accompanying prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Governing Law

The rights and obligations of the holders with respect to the trust agreement and the capital securities will be construed in accordance with and governed by Delaware law.

SUMMARY OF TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

We have summarized below certain terms of the 7.875% junior subordinated deferrable interest debentures due 2068, which we refer to in this prospectus supplement as the “junior subordinated debentures.” This summary supplements the general description of the junior subordinated debt securities contained in the accompanying prospectus. Any information regarding the junior subordinated debentures contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement, and the third supplemental indenture, a copy of which is available from us upon request. References herein to the “indenture” are to the indenture, as supplemented. The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, N.A., will act as indenture trustee under the indenture. We anticipate that until the liquidation, if any, of the trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The junior subordinated debentures will be a series of “junior subordinated debt securities” under the indenture, as described herein and in the accompanying prospectus. The junior subordinated debentures will mature on March 15, 2068. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the junior subordinated debentures, “senior debt” has the meaning given to that term under “Description of Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus, except that (i) it also will include debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the junior subordinated debentures and (ii) it will exclude trade accounts payable and accrued liabilities arising in the ordinary course of business. The junior subordinated debentures will rank pari passu with our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI and our guarantees of the capital securities issued by those trusts (the “existing pari passu obligations”). Substantially all our other existing indebtedness, including approximately $2.7 billion of existing junior subordinated debt securities or guarantees issued in connection with trust preferred securities issued by our other capital trusts, is senior debt.

Interest Rate and Interest Payment Dates

The junior subordinated debentures will bear interest at the annual rate of 7.875%, and we will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2008. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including March 12, 2008 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. We may not defer payment of interest beyond March 15, 2068 or the earlier redemption of the junior subordinated debentures.

Deferred interest on the junior subordinated debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the conclusion of 40 consecutive quarterly interest periods following that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the conclusion of 20 consecutive quarterly interest periods following the beginning of the deferral period, we will be required to sell qualifying APM securities pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the junior subordinated debentures (and compounded interest thereon) prior to March 15, 2068 from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying APM securities, we may (but we are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the capital securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (and compounded interest thereon) on the junior subordinated debentures, we can again defer interest payments on the junior subordinated debentures as described above.

If the property trustee, on behalf of the trust, is not the sole holder of the junior subordinated debentures, we will give the holders of the junior subordinated debentures and the indenture trustee written notice of our election of a deferral period at least one business day before the next interest payment date.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any junior subordinated debentures remain outstanding, if

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or guarantees that rank pari passu upon our liquidation with the junior subordinated debentures (the “parity securities”) or any of our debt securities that rank junior upon our liquidation to the junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debt securities of any of our subsidiaries if the guarantee ranks junior to the junior subordinated debentures.

The restrictions listed above do not apply to:

•

any purchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	payments by us under our guarantee regarding the trust;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment during a deferral period of current or deferred interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the junior subordinated debentures, provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

Certain of our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the junior subordinated debentures as well as any guarantee payments on the guarantee of the junior subordinated debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, subject to the exceptions set forth above, we may not, nor will we permit any of our subsidiaries to, prior to the first anniversary of the date on which all deferred interest has been paid, purchase or acquire any securities ranking junior to or pari passu with any of our qualifying APM securities the proceeds of which were used to pay deferred interest pursuant to the alternative payment mechanism during the relevant deferral period. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the junior subordinated debentures, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) and (ii) the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period, to issue qualifying APM securities until we have raised an amount of “eligible proceeds,” each as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the junior subordinated debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the junior subordinated debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•

we are not required to issue common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) to the extent that with respect to deferred interest attributable to the first 20 consecutive quarterly interest periods of any deferral period (including compounded interest thereon), the net proceeds of any issuance of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) applied during such deferral period to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

we are not required or permitted to issue qualifying preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture (the “preferred stock issuance cap”);

•

the number of shares of our common stock or shares subject to qualifying warrants that we may sell for the purpose of paying deferred interest on the junior subordinated debentures may not exceed the “maximum share number.” The “maximum share number” will initially equal 112 million. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. If the maximum share number has been reached and is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use our commercially reasonable efforts to increase the maximum share number (i) only to the extent that we can do so and simultaneously satisfy future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in our common stock or (ii) if we cannot increase the maximum share number as contemplated in the preceding clause (i), by requesting our board of directors to adopt a resolution for a stockholder vote at the next occurring annual stockholders’ meeting to increase the authorized number of shares of our common stock for purposes of satisfying our obligations to pay deferred interest; and

•

so long as the definition of qualifying APM securities has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures, and no class of investors in our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first 20 consecutive quarterly interest periods of such deferral period even if the amount referred to in the first bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, the maximum share number and the preferred stock issuance cap. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of common stock or “qualifying warrants” up to the “maximum share number” or “qualifying preferred stock” up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that to the extent that the “qualifying preferred stock” provides the issuer with rating agency equity credit at the time of repayment at maturity or earlier redemption or defeasance, the issuer will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred stock,” the requirement in such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing or redeeming common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means common stock, “qualifying preferred stock” and “qualifying warrants,” provided that we may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” to eliminate common stock or “qualifying warrants” (but not both) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to our other preferred stock, (ii) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies,” and (iii)(a) is subject to “intent-based replacement disclosure” and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more of the financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant.”

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related replacement capital securities taking into account the other characteristics of such securities.

“Qualifying warrants” means net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. If we issue qualifying warrants, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of such qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the junior subordinated debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the junior subordinated debentures and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated debentures. If we have outstanding parity securities under which we are obligated to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and those parity securities to the extent such net proceeds are “eligible proceeds” with respect to those parity securities on a pro rata basis up to the maximum share number and the common equity issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of our existing pari passu obligations obligate us to sell common stock or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in our common stock or qualifying preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying APM securities pursuant to the alternative payment mechanism, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of our qualifying APM securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

we reasonably believe that the offering document for the offer and the sale of our qualifying APM securities would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance would be unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of our qualifying APM securities due to pricing, dividend rate or dilution considerations.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of junior subordinated debentures, by that holder’s acceptance of the junior subordinated debentures, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its junior subordinated debentures, that holder of junior subordinated debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest (including compounded interest thereon) has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Distribution of Junior Subordinated Debentures

As described above, the junior subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” above.

If the junior subordinated debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. See “Book-Entry Issuance” below and “Description of Junior Subordinated Debt Securities—Registration, Denomination and Transfer” in the accompanying prospectus.

Redemption

Any redemption of junior subordinated debentures prior to March 15, 2048 will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities.

Optional Redemption

We will have the right to redeem the junior subordinated debentures in whole or in part at any time on or after March 15, 2013 at a redemption price equal to 100% of the principal amount of the junior subordinated debentures being redeemed plus accrued and unpaid interest to the redemption date.

Conditional Right to Redeem upon a Rating Agency Event or a Tax, Capital Treatment or Investment Company Event

We will have the right to redeem the junior subordinated debentures, in whole but not in part, after the occurrence of a “rating agency event” or a “tax event”, each as defined below, or a “capital treatment event” or “investment company event”, each as defined under “Description of Junior Subordinated Debentures—Redemption” in the accompanying prospectus.

In the case of any redemption after the occurrence of a rating agency event and prior to March 15, 2013, the redemption price will be equal to the greater of (1) 100% of the principal amount of the junior subordinated debentures being redeemed, and (2) the sum of the present values of the principal amount of the junior subordinated debentures being redeemed and each interest payment thereon that would have been payable to and including March 15, 2013 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from March 15, 2013 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 0.50%, in each case plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the junior subordinated debentures, which amendment, clarification or change results in:

•

the shortening of the length of time the junior subordinated debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the junior subordinated debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

For the purposes of clause (2) in the second preceding paragraph:

•

“treasury rate” means the quarterly equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes and Bills,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•

“treasury dealer” means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

In the case of a redemption after the occurrence of a tax event, capital treatment event or investment company event and prior to March 15, 2013, the redemption price will be equal to 100% of the principal amount of the junior subordinated debentures being redeemed, plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debentures or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Events of Default

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether on March 15, 2068, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving Wells Fargo & Company (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

We will not enter into any supplemental indenture with the indenture trustee to add any additional event of default with respect to the junior subordinated debentures without the consent of the holders of at least a majority in aggregate outstanding principal amount of the junior subordinated debentures.

GUARANTEE OF CAPITAL SECURITIES

Under the guarantee, Wells Fargo will guarantee certain payment obligations of the trust. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the junior subordinated debentures. For a description of the terms of our guarantee, see “Description of Guarantees” in the accompanying prospectus. The Bank of New York Trust Company, N.A. will be the guarantee trustee. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

BOOK-ENTRY ISSUANCE

Global Capital Securities; Holding Beneficial Interests through DTC

As described under the caption “Description of Trust Preferred Securities—Book-Entry Form” in the accompanying prospectus, the capital securities will be issued in the form of one or more global securities, which we refer to as the “global capital securities,” that will be deposited with or on behalf of The Depository Trust Company (“DTC”).

Holding Beneficial Interests Through Euroclear and Clearstream

In addition to holding beneficial interests through DTC, you may elect to hold interests in the capital securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global capital securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global capital securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for global capital securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same-day funds settlement system.

Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global capital securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global capital securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global capital securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global capital securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

At or around the time of issuance of the capital securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the junior subordinated debentures (or in certain limited cases long-term indebtedness of our subsidiary, Wells Fargo Bank, National Association) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, all or any part of the junior subordinated debentures or the capital securities prior to March 15, 2048, unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies, and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

•

the applicable percentage (as defined in the replacement capital covenant) of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities,” in each case, as such terms are defined in the replacement capital covenant; plus

•

the applicable percentage of the market value of any common stock that we or any of our subsidiaries have (x) delivered as consideration for property or assets in an arm’s-length transaction or (y) issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency;

in each case to persons other than Wells Fargo and its subsidiaries within the 180-day period prior to delivery of notice of such repayment or redemption or the date of such purchase (without double counting proceeds received during such 180-day period); provided that the foregoing restrictions shall not apply to (i) the purchase of the junior subordinated debentures or capital securities or any portion thereof in connection with the distribution thereof or market-making or other secondary-market activities or (ii) any distribution of the junior subordinated debentures to holders of the capital securities upon a dissolution of the trust.

For purposes of the replacement capital covenant, the term “repay” includes our defeasance of the junior subordinated debentures as well as the satisfaction and discharge of our obligations under the indenture with respect to the junior subordinated debentures.

The replacement capital covenant will terminate on the earliest to occur of the following: (i) the date the holders of a majority in principal amount of the then-effective series of covered debt consents or agrees to its termination, (ii) the date on which neither we nor any of our depositary institution subsidiaries has any series of eligible debt (as defined in the replacement capital covenant) outstanding, (iii) March 15, 2048, and (iv) the occurrence of an event of default resulting in acceleration of the junior subordinated debentures.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of junior subordinated debentures or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.375% Notes due 2035. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the junior subordinated debentures. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Wells Fargo has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than those covered by clause (i)), and an officer of Wells Fargo has delivered to the holders of the then-effective series of covered debt a written certificate to that effect. An amendment or supplement that adds new types of “qualifying capital securities” or modifies the requirements of the “qualifying capital securities” described in the replacement capital covenant would not be considered adverse to the rights of the covered debtholders if, following such amendment or supplement, the replacement capital covenant would satisfy clause (ii) of the definition of “qualifying replacement capital covenant.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The junior subordinated debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the junior subordinated debentures, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

In connection with the issuance of the junior subordinated debentures, Sullivan & Cromwell LLP, special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated debentures held by the trust will be respected as indebtedness of Wells Fargo for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the junior subordinated debentures will not be recharacterized as other than indebtedness of Wells Fargo.

Classification of Wells Fargo Capital XII

In connection with the issuance of the capital securities, it is the opinion of Sullivan & Cromwell LLP that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debentures. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debentures.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the junior subordinated debentures in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the junior subordinated debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding.

In that event, all of a holder’s taxable interest income relating to the junior subordinated debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the junior subordinated debentures, or on the capital securities, as the case may be, during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

We may liquidate the trust at any time, in which case the junior subordinated debentures will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the junior subordinated debentures received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “—Sales of Capital Securities” below and “Summary of Terms of the Capital Securities—Redemption.”

Sales of Capital Securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debentures. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in income). Assuming that we do not exercise our option to defer payments of interest on the junior subordinated debentures and that the junior subordinated debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debentures are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss (except to the extent of accrued but unpaid interest not previously included in income) and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. Long-term capital gain of a non-corporate United States Holder that is recognized in taxable years beginning before January 1, 2011 is generally taxable at a maximum rate of 15%. The deductibility of capital losses may be subject to limitations.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the junior subordinated debentures will be respected as indebtedness of Wells Fargo, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder will be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, junior subordinated debentures held by the trust were recharacterized as equity of Wells Fargo, payments on the junior subordinated debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the trust has agreed to sell to that underwriter, the number of capital securities set forth opposite the underwriter’s name.

Name	Number of Capital Securities
Citigroup Global Markets Inc.	7,490,020
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,471,333
Morgan Stanley & Co. Incorporated	7,471,333
Wells Fargo Securities, LLC	7,471,333
UBS Securities LLC	7,471,333
Wachovia Capital Markets, LLC	7,471,333
Banc of America Securities LLC	1,680,000
RBC Capital Markets Corporation	1,680,000
Bear, Stearns & Co. Inc.	560,000
J.P. Morgan Securities Inc.	560,000
Lehman Brothers Inc.	560,000
Raymond James & Associates, Inc.	560,000
Charles Schwab & Co., Inc.	233,333
Credit Suisse Securities (USA) LLC	233,333
Deutsche Bank Securities Inc.	233,333
Goldman, Sachs & Co.	233,333
H&R Block Financial Advisors, Inc.	233,333
HSBC Securities (USA) Inc.	233,333
J.J.B. Hilliard, W.L. Lyons, Inc.	233,333
Janney Montgomery Scott LLC	233,333
Jefferies & Company, Inc.	233,333
Morgan Keegan & Company, Inc.	233,333
Oppenheimer & Co. Inc.	233,333
Pershing LLC	233,333
Robert W. Baird & Co. Incorporated	233,333
Stifel, Nicolaus & Company, Incorporated	233,333
Wedbush Morgan Securities Inc.	233,333
B.C. Ziegler and Company	102,666
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	102,666
Crowell, Weedon & Co.	102,666
D.A. Davidson & Co.	102,666
Davenport & Company LLC	102,666
Doley Securities, LLC	102,666
Ferris, Baker Watts, Incorporated	102,666
Fidelity Capital Markets, a division of National Financial Services LLC	102,666
Fixed Income Securities, LP	102,666
Guzman & Company	102,666
Keefe, Bruyette & Woods, Inc.	102,666
KeyBanc Capital Markets Inc.	102,666
Mesirow Financial, Inc.	102,666
Muriel Siebert & Co., Inc.	102,666
Samuel A. Ramirez & Co., Inc.	102,666
Sandler, O’Neill & Partners, L.P.	102,666
Stone & Youngberg LLC	102,666
SunTrust Robinson Humphrey, Inc.	102,666
TD Ameritrade, Inc.	102,666
William Blair & Company, L.L.C.	102,666

Total	56,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the capital securities if they purchase any of the capital securities.

We have granted an option to the underwriters to purchase, within 30 days of the date of this prospectus supplement, up to 8,400,000 additional capital securities at the public offering price. The underwriters may exercise this option solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial number of capital securities reflected in the table above.

In view of the fact that the proceeds from the sale of the capital securities and the trust’s common securities will be used to purchase the junior subordinated debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

	Per Capital Security		Total(1)
Public offering price	$25.00	(2)	$1,400,000,000	(2)
Underwriting commissions	$0.7875	(3)	$41,800,000	(3)
Proceeds to the trust	$25.00	(2)	$1,400,000,000	(2)

(1)	Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.
(2)	Plus distributions accrued on the capital securities since March 12, 2008, if any.
(3)	Underwriting commissions of $0.7875 per capital security will be paid by Wells Fargo & Company, provided, however, that for sales to certain institutions, the commissions will be $0.5000 per capital security.

We estimate that our total expenses for this offering will be approximately $400,000 (excluding underwriting discounts and commissions).

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $0.50 per capital security, provided, however, that such concession for sales to certain institutions will not be in excess of $0.30 per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per capital security to brokers and dealers.

After the initial public offering, the public offering price and the concessions to dealers may be changed by the representatives of the underwriters.

In connection with the offering, the representatives may purchase and sell capital securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of capital securities in excess of the liquidation amount of capital securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of capital securities made for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the capital securities at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchase capital securities originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the capital securities. They may also cause the price of the capital securities to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect that delivery of the capital securities will be made against payment therefor on or about March 12, 2008, which will be the fifth business day following the date of pricing of the capital securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of capital securities who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day should consult their own advisor.

We have agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on their behalf will, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the capital securities, with the exclusion of market making activities carried out by any of our affiliated brokers.

The capital securities are a new issue of securities with no established trading market. Prior to this offering, there has been no public market for the capital securities. We will apply to have the capital securities listed on the New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. The underwriters have advised us that they intend to make a market for the capital securities, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the capital securities.

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

Because the Financial Industry Regulatory Authority, Inc. may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The capital securities are not being offered or sold in any member state of the European Economic Area.

Notice to Prospective Investors in Japan

The filing of a securities registration statement under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan with respect to the solicitation for the purchase of the capital securities has not been and will not be made, pursuant to an exemption under Article 2, Paragraph 3, Item 2, Sub-Item A of the Financial Instruments and Exchange Law of Japan. Pursuant to the Financial Instruments and Exchange Law of Japan, transfer of the capital securities will be restricted to “qualified institutional investors” (TEKIKAKU-KIKAN-TOSHIKA) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan. The holders of the capital securities agree not to sell or otherwise dispose of the capital securities except to another qualified institutional investor.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities may be circulated or distributed, nor may any capital securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the capital securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the capital securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Notice to Prospective Investors in Hong Kong

The capital securities may not be offered or sold in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the capital securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to Wells Fargo and the trust, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the trust. Jeannine E. Zahn, who is our Senior Counsel, or another of our lawyers, will issue an opinion to the underwriters regarding the legality of the junior subordinated debentures and the guarantee. Ms. Zahn owns, or has the right to acquire, a number of shares of our common stock which represent less than 0.1% of our total outstanding common stock. The validity of the securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Zahn may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law and as to certain matters of California law. Sullivan & Cromwell LLP acted as special structuring counsel and also advised Wells Fargo as to certain United States federal income taxation matters.

EXPERTS

The consolidated financial statements of Wells Fargo & Company as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements refers to a change in the method of accounting for income taxes, leveraged lease transactions, certain mortgages held for sale and retained interests, and provided additional disclosure regarding the measurement of fair value for financial assets and liabilities in 2007 and refers to a change in the method of accounting for residential mortgage servicing rights and stock-based compensation in 2006.

PROSPECTUS

WELLS FARGO & COMPANY

Junior Subordinated Debt Securities

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

Trust Preferred Securities

Fully and Unconditionally

Guaranteed by Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-2085

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 19, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII, or the “trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the trust preferred securities that a trust may issue and debt securities and trust preferred securities guarantees that we may issue. Each time we or a trust sell securities, we and the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus under the headings “Wells Fargo & Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we and/or a trust sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005, including information specifically incorporated by reference into our Form 10-K from our 2005 Annual Report to Stockholders and our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed January 17, 2006, January 30, 2006, February 7, 2006, March 6, 2006, March 21, 2006, March 23, 2006, April 18, 2006, May 1, 2006 and May 17, 2006; and

•	the description of Wells Fargo’s common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Wells Fargo and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Wells Fargo and the trusts are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

WELLS FARGO & COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

THE TRUSTS

Each trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust and trust agreement, signed by Wells Fargo, as depositor of the trust, and the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The declaration of trust and trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities”, representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust preferred securities and the common securities in junior subordinated debt securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by Wells Fargo as depositor of such trust. The trustees will be Wilmington Trust Company, which is referred to as the “Delaware trustee”, two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Wells Fargo, and a “property trustee”, who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantees. See “Description of Guarantees.”

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

The trusts are “finance subsidiaries” of Wells Fargo within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will be filing reports with the SEC under the Exchange Act.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

Wells Fargo will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (612) 667-2085.

USE OF PROCEEDS

Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from Wells Fargo. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the junior subordinated debt securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,					Quarter Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.63	4.96	5.76	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.63	3.68	2.51	2.91	2.12

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.62	4.95	5.74	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.62	3.68	2.51	2.91	2.12

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles)

                              + (fixed charges) - (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before income taxes and effects of changes in accounting principles)

                              + (fixed charges) - (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 - (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,

•	amortization of debt expense,

•	capitalized interest, and

•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

*	The ratios for 2002 exclude a transitional goodwill impairment charge accounted for as a cumulative effect of change in accounting principle.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

RISK FACTORS

An investment in the trust preferred securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement and should particularly consider the following matters before purchasing any trust preferred securities.

Because a trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the trust preferred securities, and because a trust may distribute the junior subordinated debt securities in exchange for the trust preferred securities, you are making an investment decision with regard to the junior subordinated debt securities as well as the trust preferred securities. You should carefully review the information in this prospectus and the applicable prospectus supplement about both of these securities and the guarantee.

Holders Of Wells Fargo’s Senior Debt Will Get Paid Before A Trust Will Get Paid Under The Junior Subordinated Debt Securities And Before You Will Get Paid Under A Guarantee

Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees are unsecured and will rank junior in priority of payment to all of Wells Fargo’s current and future Senior Debt, as defined under “Description of Junior Subordinated Debt Securities—Subordination.”

Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries. See “Description of Junior Subordinated Debt Securities—General.”

The trust preferred securities, the junior subordinated debt securities and the guarantees do not limit the ability of Wells Fargo or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debt securities and the guarantees. For more information on the ranking of Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees, see “Description of Junior Subordinated Debt Securities—Subordination” and “Description of Guarantees—Status of the Guarantees.”

If Wells Fargo Does Not Make Payments On The Junior Subordinated Debt Securities, A Trust Will Not Be Able To Pay Distributions On The Related Trust Preferred Securities And The Related Guarantee Will Not Apply

The ability of a trust to timely pay distributions on the trust preferred securities and pay the liquidation amount of a trust preferred security depends solely upon Wells Fargo’s making the related payments on the corresponding junior subordinated debt securities when due. If Wells Fargo defaults on its obligation to pay the principal of or interest on the junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on, or the liquidation amount of, the trust preferred securities.

In that case, you will not be able to rely upon the related guarantee for payment of these amounts because the guarantee only applies if Wells Fargo makes the corresponding payment of principal of or interest on the junior subordinated debt securities. Instead, you or the applicable property trustee will have to bring a legal action against Wells Fargo to enforce the property trustee’s rights under the indenture relating to the junior subordinated debt securities.

See “You May Not Be Able to Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights” immediately below for more information on how to bring a legal action against Wells Fargo.

You May Not Be Able To Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights

You will not always be able to directly enforce your rights against Wells Fargo if an event of default occurs.

If an event of default under the junior subordinated debt securities occurs and is continuing, that event will also be an event of default under the related trust preferred securities. In that case, you may have to rely on the applicable property trustee, as the holder of the junior subordinated debt securities, to enforce your rights against Wells Fargo.

You may only bring a legal action against Wells Fargo directly if an event of default under the related trust agreement occurs because of Wells Fargo’s failure to pay when due interest on or the principal of the corresponding junior subordinated debt securities.

See “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice.”

Distributions On The Trust Preferred Securities Could Be Deferred; You May Have To Include Interest In Your Taxable Income Before You Receive Cash

As long as Wells Fargo is not in default under the junior subordinated debt securities, it may defer interest payments on the junior subordinated debt securities one or more times. Each deferral period may last for up to 20 consecutive quarters or such longer period specified in the applicable prospectus supplement, but not beyond the maturity date of the junior subordinated debt securities. During a deferral period, a trust would defer distributions on the related trust preferred securities in a corresponding amount.

If Wells Fargo defers interest payments on the junior subordinated debt securities and a trust defers distributions on the related trust preferred securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debt securities held by the trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the trust preferred securities before the record date for any deferred distributions, even if you held the trust preferred securities on the date that the payments would normally have been paid.

Wells Fargo has no current intention of exercising its right to defer payments of interest on the junior subordinated debt securities. However, if Wells Fargo exercises this right, the market price of the related trust preferred securities may be adversely affected. If you sell your trust preferred securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the trust preferred securities. In addition, because of Wells Fargo’s right to defer interest payments, the market price of the trust preferred securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

See “Description of Trust Preferred Securities—Distributions,” “Description of Junior Subordinated Debt Securities—Option to Extend Interest Payment Period,” “Certain United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” and “—Sales of Trust Preferred Securities” for more information regarding the interest payment deferral option.

The Trust Preferred Securities May Be Redeemed Prior To Stated Maturity; You May Be Taxed On The Proceeds And You May Not Be Able To Reinvest The Proceeds At The Same Or A Higher Rate Of Return

If adverse changes in the tax laws, investment company laws or banking laws and regulations discussed under “Description of Junior Subordinated Debt Securities—Redemption” occur and are continuing, Wells Fargo may redeem the junior subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the event, subject to any required prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Wells Fargo may also redeem the junior subordinated debt securities at its option in whole or in part on one or more occasions at any time on or after the date specified in the applicable prospectus supplement, subject to any required prior approval from the Federal Reserve.

If the junior subordinated debt securities are redeemed, the related trust preferred securities will be redeemed at a redemption price equal to the trust preferred security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the trust preferred securities would be a taxable event to you.

In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the trust preferred securities.

See “Description of Junior Subordinated Debt Securities—Redemption” and “Description of Trust Preferred Securities— Redemption or Exchange” for more information on redemption of the junior subordinated debt securities.

A Trust May Distribute The Junior Subordinated Debt Securities To The Holders Of The Related Trust Preferred Securities And The Junior Subordinated Debt Securities May Trade At A Price That Is Lower Than The Price You Paid For Such Trust Preferred Securities

If Wells Fargo terminates a trust before the stated maturity of the corresponding junior subordinated debt securities, the property trustee may distribute the junior subordinated debt securities to the holders of the related trust preferred securities and the common securities in liquidation of the trust after satisfaction of liabilities to creditors.

No one can accurately predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, the junior subordinated debt securities that you receive upon a distribution, or the trust preferred securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the trust preferred securities.

Although Wells Fargo will agree, unless otherwise provided in the applicable prospectus supplement, to use its commercially reasonable efforts to list the corresponding junior subordinated debt securities on the New York Stock Exchange or any other exchange on which the related trust preferred securities are then listed, Wells Fargo cannot assure you that the New York Stock Exchange will approve such junior subordinated debt securities for listing or that a trading market will exist for such junior subordinated debt securities.

Under current United States federal income tax law, the distribution of junior subordinated debt securities upon the termination of a trust would generally not be taxable to you. If, however, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debt securities would be taxable to you.

See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution” for more information.

If You Sell Your Trust Preferred Securities Between Record Dates For Distribution Payments, You Will Have To Include Accrued But Unpaid Distributions In Your Taxable Income

The trust preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying corresponding junior subordinated debt securities.

If you dispose of your trust preferred securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the corresponding junior subordinated debt securities through the date of your disposition.

Upon the sale of your trust preferred securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the trust preferred securities. The amount you receive for your trust preferred securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

See “United States Federal Income Tax Consequences—US Holders—Sales of Trust Preferred Securities” for more information.

Wells Fargo Generally Will Control A Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be The Same As Wells Fargo’s Interests

You will have limited voting rights. For example, you may not elect or remove the property trustee or the Delaware trustee, except for cause or when there is a default under the corresponding junior subordinated debt securities. In general, only Wells Fargo, as the sole holder of the common securities of a trust, can replace or remove any of the trustees of the trust.

Wells Fargo and the administrative trustees of a trust, who are officers of Wells Fargo or its subsidiaries, may amend the trust agreement of such trust without the consent of holders of trust preferred securities as described under “Description of the Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

An Active Trading Market For The Trust Preferred Securities May Not Develop

The trust preferred securities will constitute a new issue of securities with no established trading market. Unless otherwise provided in the applicable prospectus supplement, the trust preferred securities will be approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the trust preferred securities on the New York Stock Exchange will likely begin within a 30-day period after the date of the applicable prospectus supplement. Listing of the trust preferred securities on the New York Stock Exchange does not guarantee that a trading market for the trust preferred securities will develop or, if a trading market for the trust preferred securities does develop, the depth of that market or the ability of holders to sell their trust preferred securities easily.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued under a junior subordinated indenture dated as of August 1, 2005, which is sometimes referred to in this prospectus as the “indenture,” between us and J.P. Morgan Trust Company, National Association, as the junior subordinated trustee, sometimes referred to in this prospectus as the “indenture trustee.”

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also filed the junior subordinated indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “Description of Junior Subordinated Debt Securities—Registration, Denomination and Transfer” will not apply to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A., one of our affiliates;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Wells Fargo or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Unless otherwise specified in the applicable prospectus supplement, we will register the junior subordinated debt securities in the name of a trust, and the property trustee of such trust will hold such junior subordinated debt securities in trust for the benefit of the holders of the trust preferred securities and the common securities issued by such trust.

Interest

Unless otherwise specified in the applicable prospectus supplement, the following provisions regarding payment of interest will apply to the junior subordinated debt securities.

The junior subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement. Wells Fargo will pay interest on the junior subordinated debt securities on the quarterly interest payment dates specified in the applicable prospectus supplement to the holders of record on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment dates.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period.

If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid when due will bear additional interest at the rate borne by the junior subordinated debt securities, compounded quarterly, and computed on the basis of a 360-day year of twelve 30-day months. The amount of additional interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period.

The term “interest” as used in this prospectus includes periodic interest payments, interest on periodic interest payments not paid when due, compounded interest and additional sums, as applicable.

Option to Extend Interest Payment Period

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo has the right, at any time and from time to time, to defer payments of interest on a series of junior subordinated debt securities for a period (an “extension period”), of at least 20 consecutive quarters, but not beyond the maturity date of such junior subordinated debt securities, so long as an event of default has not occurred or is continuing with respect to such series of junior subordinated debt securities. (Section 313) During an extension period, interest will continue to accrue and holders of such junior subordinated debt securities, or holders of the related trust preferred securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” for further information on United States federal income tax consequences. On the interest payment date following the last day of any extension period, Wells Fargo will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”), compounded quarterly, at the rate borne by the junior subordinated debt securities plus any additional sums, as described below.

During an extension period, Wells Fargo is subject to restrictions, as described below under “—Restrictions on Certain Payments.”

Before termination of any extension period, Wells Fargo may further extend the payments of interest. However, no extension period with respect to a series of junior subordinated debt securities, including all previous and further extensions, may extend beyond the maturity of such junior subordinated debt securities. If any junior subordinated debt securities are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Wells Fargo. After the termination of any extension period and the payment of all amounts due, Wells Fargo may begin a new extension period, as described above. There is no limitation on the number of times Wells Fargo may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Wells Fargo may, however, prepay, on any interest payment date, at any time all or any portion of the interest accrued during an extension period.

If the property trustee of a trust is the sole holder of the series of junior subordinated debt securities, Wells Fargo will give the property trustee and the relevant Delaware trustee written notice of its election of an extension period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the related trust preferred securities are payable; and

•	the date the property trustee is required to give notice to holders of the related trust preferred securities of the record or payment date for the related distribution.

The property trustee will give notice of Wells Fargo’s election of an extension period to the holders of the related trust preferred securities.

If the property trustee of a trust is not the sole holder, or is not itself the holder, of the series of junior subordinated debt securities, Wells Fargo will give the holders of such junior subordinated debt securities and the indenture trustee written notice of its election of an extension period at least one business day before the next interest payment date.

Wells Fargo has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

Additional Sums

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest (“additional sums”) on the related junior subordinated debt securities. The amount of any additional sums will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 1007)

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debt securities if such holder so requests in writing not less than fifteen days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent. (Sections 307, 1002)

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security. (Section 1003)

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

Unless otherwise specified in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in Minneapolis, Minnesota or the office of any transfer agent selected by us without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, N.A., one of our affiliates, will be appointed as paying agent and security registrar for the junior subordinated debt securities. Wells Fargo may at any time designate additional transfer and paying agents with respect to the junior subordinated debt securities.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 calendar days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	register the transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed. (Section 305)

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities. See also “Certain United States Federal Income Tax Consequences.”

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. (Section 1107)

“Tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by Wells Fargo on such series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Wells Fargo, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 101)

“Investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities. (Section 101)

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Wells Fargo will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Wells Fargo. (Section 101)

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing (i) an event of default with respect to a series of junior subordinated debt securities or (ii) a default in the payment of principal of or interest on a series of junior subordinated debt securities when due and payable and, in the case of interest payments, the continuation of such default for a period of 30 days, which we refer to as a “payment default,” in each case of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; and

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock. (Section 1008)

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities. (Section 802)

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period) or, if later, the conclusion of a period consisting of 20 consecutive quarters, commencing with the quarter following the earliest quarter for which interest (including deferred payments) has not been paid in full;

•	the related trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all of the outstanding trust preferred securities or (iii) certain mergers, consolidations or amalgamations of the trust;

•	certain events in bankruptcy, insolvency or reorganization of Wells Fargo; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created. (Section 501)

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt securities to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities. (Section 502)

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 502)

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities; provided, however, that the consent of each holder of trust preferred securities is required to waive a default in the payment of principal, premium or interest with respect to such junior subordinated debt securities or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 513)

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture. (Section 1004)

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if there is a payment default on the corresponding junior subordinated debt securities, taking account of any extension period (a “direct action”). (Section 508) A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities. (Section 902) The holders of the trust preferred securities will not be able to exercise directly any remedies available to the holders of the corresponding junior subordinated debt securities except under the circumstance described in this paragraph.

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution of the Junior Subordinated Debt Securities

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture. (Section 902)

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1005)

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that materially adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities. (Section 902)

In addition, each holder of trust preferred securities must consent to an amendment to the indenture which removes the rights of holders of trust preferred securities to institute a direct action.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on such debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series. (Section 403)

Unless otherwise specified in the applicable prospectus supplement, if the junior subordinated debt securities are issued to a trust, the defeasance provisions described above will not apply to such junior subordinated debt securities.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1701)

If we exercise our option not to comply with the covenants listed above and such junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, the amount of money and/or Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1701)

Unless otherwise specified in the applicable prospectus supplement, if the junior subordinated debt securities are issued to a trust, the defeasance provisions described above will not apply to such junior subordinated debt securities.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with trade accounts payable and obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities (such as the trust preferred securities) or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities. (Section 1801)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities. (Section 1801)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902)

The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification. (Sections 601, 603)

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Wells Fargo may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Wells Fargo for the common securities of such trust, in the series of corresponding junior subordinated debt securities issued by Wells Fargo to such trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “—Modification of Junior Subordinated Indenture” and “—Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.

The redemption price for any corresponding junior subordinated debt security shall be equal to 100% of the principal amount of such corresponding junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of corresponding junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except,

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, upon any required prior approval of the Federal Reserve; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Registration, Denomination and Transfer

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo will register a series of junior subordinated debt securities in the name of a trust. The property trustee for such trust will hold the junior subordinated debt securities in trust for the benefit of the holders of the related trust preferred securities and the common securities. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued on denominations of $25 and integral multiples of $25.

If the junior subordinated debt securities are distributed to holders of the related trust preferred securities, it is anticipated that The Depository Trust Company, referred to herein as “DTC,” will act as depositary for the junior subordinated debt securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of Trust Preferred Securities—Book-Entry Form.”

As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases of, transfers of, notices concerning and payments on the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Wells Fargo that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

•	an event of default under the junior subordinated indenture has occurred and is continuing;

•	DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

•	Wells Fargo, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

Any global security that is exchangeable as described above will be exchangeable for junior subordinated debt securities registered in the names DTC directs. Wells Fargo expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “—Ranking of Common Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

We have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series, but not less than 20 consecutive quarters. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. If a trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the trust preferred securities, Wells Fargo may elect to begin a new extension period.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debt Securities—Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”

A trust will pay distributions through its property trustee. Such property trustee will hold amounts received from the corresponding junior subordinated debt securities in a payment account for the benefit of the holders of the related trust preferred securities and common securities.

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities—Redemption.” If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “—Ranking of Common Securities.” The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “—Ranking of Common Securities.”

We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Junior Subordinated Debt Securities—Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

•	a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and

•	we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust securities issued by such trust will be distributed to the holders of such related trust securities in exchange therefor.

After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive corresponding junior subordinated debt securities upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities.” Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon the occurrence and continuation of a payment default on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Wells Fargo;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default”, regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by such trust (see “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 90 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities”, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such corresponding junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register. However, a holder of $1,000,000 or more in aggregate liquidation amount of trust preferred securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the applicable trust not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Wells Fargo Bank, N.A. and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Wells Fargo Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, N.A. will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of such trust, including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of such trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which such trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as indebtedness of Wells Fargo for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Book-Entry Form

The trusts and Wells Fargo have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the trusts and Wells Fargo believe to be reliable, but the trusts and Wells Fargo take no responsibility for the accuracy of this information.

The trust preferred securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors will hold their interests in the global securities certificates through DTC. Investors may hold their interests in the global securities certificates directly if they are participants of DTC, or indirectly through organizations that are participants in DTC. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities certificates will be held in denominations of $25 and integral multiples of $25. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. A trust will not issue certificates to you for the trust preferred securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the trust preferred securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the trust preferred securities represented by that global securities certificate for all purposes of the trust preferred securities.

Initial settlement for the trust preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

DTC has provided the trusts and Wells Fargo with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

When you purchase trust preferred securities within the DTC system, the purchase must be made by or through a direct participant. The direct participant will receive a credit for the trust preferred securities on DTC’s records. You, as the actual owner of the trust preferred securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts trust preferred securities are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the trust preferred securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the trust preferred securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the trust preferred securities. Book-entry trust preferred securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trusts and Wells Fargo understand that, under DTC’s existing practices, if a trust or Wells Fargo requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under a trust agreement or the corresponding junior subordinated debt securities, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The applicable property trustee, on behalf of a trust, will send redemption notices to Cede & Co. If less than all of the trust preferred securities of such trust are being redeemed, DTC will reduce each direct participant’s holdings of trust preferred securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to trust preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the applicable trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the trust preferred securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The applicable property trustee, on behalf of a trust, will make distributions on the trust preferred securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters for the trust preferred securities will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their trust preferred securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by direct and indirect participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Wells Fargo, the applicable trust, the trustees, the paying agent or any other agent of Wells Fargo or such trust.

Accordingly, Wells Fargo, a trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in trust preferred securities represented by a global securities certificate;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to the applicable trust. Additionally, a trust may decide to discontinue the book-entry only system of transfers with respect to the trust preferred securities issued by it. In that event, the trust will print and deliver certificates for the trust preferred securities. If DTC notifies a trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the trust will issue the trust preferred securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under a trust agreement has occurred and is continuing, the applicable trust is required to print and deliver certificates for the trust preferred securities issued by it. Any certificates delivered by a trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

COMMON SECURITIES

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments”, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING

JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities. (Section 508)

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees—General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by Wells Fargo. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Wells Fargo, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of Wells Fargo, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. The following discussion assumes that the junior subordinated debt securities are issued to a grantor trust.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. Wells Fargo will not seek a ruling from the IRS with respect to the matters discussed in this section and Wells Fargo cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the trust preferred securities. This summary addresses only trust preferred securities purchased at initial issuance and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•

persons holding the trust preferred securities as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of trust preferred securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When the term “holder” is used in this section, it refers to a beneficial holder of the trust preferred securities.

As used herein, a “U.S. Holder” is a beneficial owner of trust preferred securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a trust preferred security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds trust preferred securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding trust preferred securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Characterization of the Trusts.    Under current law and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the applicable trust agreement (and other relevant documents), a trust will be characterized for U.S. federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of the trust preferred securities generally will be considered the owner of an undivided portion of the corresponding junior subordinated debt securities owned by the applicable trust, and each US Holder will be required to include all income or gain recognized for U.S. federal income tax purposes with respect to its allocable share of the junior subordinated debt securities on its own income tax return.

Characterization of the Junior Subordinated Debt Securities.    Wells Fargo and the applicable trust will agree to treat the corresponding junior subordinated debt securities as indebtedness for all U.S. federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the junior subordinated indenture (and other relevant documents), the junior subordinated debt securities will be characterized for United States federal income tax purposes as debt of Wells Fargo.

Interest Income and Original Issue Discount.    Unless otherwise specified in the applicable prospectus supplement, under the terms of the junior subordinated debt securities, Wells Fargo will have the ability to defer payments of interest from time to time by extending the interest payment period for up to 20 consecutive quarters or such longer period specified in the applicable prospectus supplement, but not beyond the maturity of the junior subordinated debt securities. Treasury regulations provide that debt instruments like the junior subordinated debt securities will not be considered issued with original issue discount (“OID”) by reason of Wells Fargo’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

Wells Fargo has concluded, and this discussion assumes, that, as of the date of this prospectus, the likelihood of deferring payments of interest under the terms of any of the junior subordinated debt securities is “remote” within the meaning of the Treasury regulations referred to above, in part because exercising that option would prevent Wells Fargo from declaring dividends on its stock and would prevent Wells Fargo from making any payments on debt securities that rank pari passu with or junior to the junior subordinated debt securities. Therefore, the junior subordinated debt securities should not be treated as issued with OID by reason of Wells Fargo’s deferral option. Rather, stated interest on the junior subordinated debt securities will generally be taxable to a U.S. Holder as ordinary income when paid or accrued in accordance with that holder’s method of accounting for income tax purposes. It is possible that the IRS could take a position contrary to the interpretation described above.

In the event Wells Fargo exercises its option to defer payments of interest on a series of junior subordinated debt securities, such junior subordinated debt securities would be treated as retired and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID, if any) on such junior subordinated debt securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder’s taxable income, on an economic accrual basis (regardless of the U.S. Holder’s method of accounting for income tax purposes) over the remaining term of such junior subordinated debt securities (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debt securities. Subsequent distributions of interest on such junior subordinated debt securities generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on such junior subordinated debt securities in that period at the stated interest rate. Consequently, during any period of interest deferral, U.S. Holders will include OID in gross income in advance of the receipt of cash, and a U.S. Holder which disposes of a trust preferred security prior to the record date for payment of distributions on the corresponding junior subordinated debt securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the applicable trust with respect to the OID.

If the possibility of Wells Fargo’s exercising its option to defer payments of interest is not treated as remote, the junior subordinated debt securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID, if any). That OID would generally be includible in a U.S. Holder’s taxable income, over the term of the junior subordinated debt securities, on an economic accrual basis as described above.

Characterization of Income.    Payments to certain US Holders that constitute qualified dividends for U.S. federal income tax purposes are subject to a lower rate of tax (currently 15%) than other ordinary income. Because the income underlying the trust preferred securities will not be characterized as dividends for income tax purposes, U.S. Holders of the trust preferred securities will not be entitled to the preferential tax rate generally applicable to payments of dividends. In addition, because the income underlying the trust preferred securities will not be characterized as dividends for income tax purposes, corporate holders of the trust preferred securities will not be entitled to a dividends-received deduction for any income received or accrued on the trust preferred securities.

Market Discount and Bond Premium.    Holders of trust preferred securities not purchased at initial issuance may be considered to have acquired the trust preferred securities with market discount or acquisition premium. Prospective investors in the trust preferred securities should consult their own tax advisors regarding the application of the market discount and bond premium rules to the purchase, holding and disposition of the trust preferred securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of a Trust. Under certain circumstances described herein, a trust may distribute the corresponding junior subordinated debt securities to holders in exchange for their trust preferred securities and in liquidation of such trust. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Except as discussed below, a distribution of the corresponding junior subordinated debt securities would not be a taxable event for U.S. federal income tax purposes, and each U.S. Holder would have an aggregate adjusted basis for U.S. federal income tax purposes in the junior subordinated debt securities received equal to the U.S. Holder’s aggregate adjusted basis in the trust preferred securities exchanged. For U.S. federal income tax purposes, a U.S. Holder’s holding period in the junior subordinated debt securities received in a liquidation of a trust would include the period during which the related trust preferred securities were held by the holder. If, however, the relevant event resulting in such distribution is a tax event which results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to U.S. Holders of the trust preferred securities for U.S. federal income tax purposes.

Under certain circumstances described in this prospectus, the junior subordinated debt securities may be redeemed for cash with the proceeds distributed to holders in redemption of their related trust preferred securities. See “Description of Trust Preferred Securities—Redemption or Exchange.” A redemption of the related trust preferred securities would be taxable for U.S. federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it had sold the trust preferred securities for cash. See “—Sales of Trust Preferred Securities” below.

Sales of Trust Preferred Securities.    A U.S. Holder that sells trust preferred securities will recognize gain or loss equal to the difference between its adjusted basis in the trust preferred securities and the amount realized on the sale of the trust preferred securities. A U.S. Holder’s adjusted basis in the trust preferred securities generally will be its initial purchase price. If the trust preferred securities are considered to have OID (either because they are deemed issued with OID or because Wells Fargo exercises its option to defer payments of interest (see “—Interest Income and Original Issue Discount” above)), a U.S. Holder’s adjusted basis will be increased by OID previously included (or currently includible) in the holder’s gross income to the date of disposition, and decreased by payments received on the trust preferred securities (other than any interest received with respect to the periods prior to the effective date of Wells Fargo’s first exercise of its option to defer payments of interest). Any gain or loss on the sale of the trust preferred securities generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the trust preferred securities have been held for more than one year prior to the date of disposition.

A holder who disposes of its trust preferred securities between record dates for payments of distributions will be required to include accrued but unpaid interest (or OID, if any) on the corresponding junior subordinated debt securities through the date of disposition in its taxable income for U.S. federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the trust preferred securities (or as to OID only, to add such amount to the holder’s adjusted tax basis in its trust preferred securities). To the extent the selling price is less than the holder’s adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal and interest (including OID, if any) on the trust preferred securities by the applicable trust or the paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Wells Fargo stock entitled to vote;

•

the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Wells Fargo through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); and

•	the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the trust preferred securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

If a Non-U.S. Holder of trust preferred securities is engaged in the conduct of a trade or business in the United States and interest (including OID, if any) on the trust preferred securities, or gain realized on its sale, retirement or other taxable disposition of the trust preferred securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Information Reporting

In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the trust preferred securities held by a noncorporate U.S. Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the trust preferred securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-U.S. Holder status or otherwise establishes an exemption from information reporting and backup withholding. See “—Backup Withholding” below.

Backup Withholding

Payments made on, and proceeds from the sale of, the trust preferred securities may be subject to a “backup” withholding tax at a rate equal to the fourth lowest rate of income tax applicable to unmarried individuals (currently 28%) unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder’s income tax liability, or refunded, provided the required information is provided to the IRS.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES. POTENTIAL HOLDERS OF THE TRUST PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the trust preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of a trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

If the assets of a trust were deemed to be “plan assets,” the persons providing services to the assets of the trust may become parties in interest with respect to an investing plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.

In this regard, if the person or persons with discretionary responsibilities over the corresponding junior subordinated debt securities or the guarantee were affiliated with Wells Fargo, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgement as fiduciaries).

Under an exception contained in the plan assets regulation, the assets of a trust would not be deemed to be “plan assets” of investing plans if the trust preferred securities issued by the trust are “publicly-offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the trust and of each other;

•	freely transferable; and

•	sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Wells Fargo expects that the trust preferred securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. Unless otherwise specified in the applicable prospectus supplement, the underwriters of the trust preferred securities will expect that the trust preferred securities will be held by at least 100 independent investors at the conclusion of the offering and that the trust preferred securities will be freely transferable. The trust preferred securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

All of the common securities will be purchased and held by Wells Fargo. Even if the assets of a trust are not deemed to be “plan assets” of plans investing in the trust, specified transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan.

For example, if Wells Fargo were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the trust preferred securities by the trust to the plan and/or extensions of credit between Wells Fargo and the trust, as represented by the corresponding junior subordinated debt securities and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the trust preferred securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The trust preferred securities may not be purchased or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the trust preferred securities held by the purchaser or holder do not constitute plan assets.

Any purchaser or holder of the trust preferred securities or any interest in the trust preferred securities will be deemed to have represented by its purchase and holding that it either:

•	is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan;

•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the trust preferred securities held by the purchaser or holder do not constitute plan assets.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences if the assets of the applicable trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the trust preferred securities have the exclusive responsibility for ensuring that their purchase and holding of the trust preferred securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we or a trust will authorize dealers or agents to solicit offers by institutions to purchase offered securities under contracts that provide for payment and delivery on a future date. We or a trust must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and agents will not be responsible for the validity or performance of the contracts.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC or H.D. Vest Investment Services, Inc., may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of the securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Because the National Association of Securities Dealers, Inc. may view the trust preferred securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. In compliance with Rule 2810, the maximum compensation that may be received by any member of the National Association of Securities Dealers, Inc. in connection with or related to the distribution of securities pursuant to this prospectus is 10% of the offering proceeds plus 0.5% for reimbursement of bona fide due diligence expenses.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC and H.D. Vest Investment Services, Inc., in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We and the trusts may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or the securities of any trust or possesses or distributes this prospectus or the accompanying prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither we nor any trust will have any responsibility for an underwriter’s compliance with applicable securities laws.

Unless otherwise provided in the applicable prospectus supplement, the trust preferred securities will not be offered or sold in any member state of the European Union.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we or a trust issue securities, they may be new securities with no established trading market. If we or a trust sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

56,000,000 Capital Securities

Wells Fargo Capital XII

7.875% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

($25 liquidation amount)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described herein, by

Wells Fargo & Company

PROSPECTUS SUPPLEMENT

March 5, 2008

Citi	Merrill Lynch & Co.	Morgan Stanley

Wells Fargo Securities	UBS Investment Bank	Wachovia Securities

Banc of America Securities LLC	RBC Capital Markets

Bear, Stearns & Co. Inc.	JPMorgan	Lehman Brothers	Raymond James